                                                                     EXHIBIT 4.4


================================================================================


                              AMENDED AND RESTATED
                                 TRUST AGREEMENT


                                      Among


                            SUCCESS BANCSHARES, INC.



                              BANKERS TRUST COMPANY
                               as Property Trustee


                                       and


                            BANKERS TRUST (DELAWARE)
                               as Delaware Trustee


                                   dated as of


                               __________ __, 1998


                             SUCCESS CAPITAL TRUST I


================================================================================

                             SUCCESS CAPITAL TRUST I

         Certain Sections of this Junior Subordinated Indenture relating to Sections 310 through 318 of the
                          Trust Indenture Act of 1939:

Trust Indenture                                                                      Junior Subordinated
     Act Section                                                                      Indenture Section
----------------                                                                     -------------------

Section         310(a)(1)...............................................................  8.7
                   (a)(2)...............................................................  8.7
                   (a)(3)...............................................................  8.9
                   (a)(4)...............................................................  2.7(a)(ii)
                   (b)..................................................................  8.8, 10.10(b)
Section         311(a)..................................................................  8.10.10(b)
                   (b)..................................................................  8.13, 10.10(b)
Section         312(a).................................................................. 10.10(b)
                   (b).................................................................. 10.10(b), (f)
                   (c)..................................................................  5.7
Section         313(a)..................................................................  8.15(a)
                   (a)(4)............................................................... 10.10(c)
                   (b)..................................................................  8.15(c) 10.10(c)
                   (c).................................................................. 10.8 10.10(c)
                   (d).................................................................. 10.10(c)
Section         314(a)..................................................................  8.16, 10.10(d)
                   (b).................................................................. Not Applicable
                   (c)(1)...............................................................  8.17, 10.10(d), (e)
                   (c)(2)...............................................................  8.17, 10.10(d), (e)
                   (c)(3)...............................................................  8.17, 10.10(d), (e)
                   (e)..................................................................  8.17, 10.10(e)
Section         315(a)..................................................................  8.1(d)
                   (b)..................................................................  8.2
                   (c)..................................................................  8.1(c)
                   (d)..................................................................  8.1(d)
                   (e)..................................................................  Not Applicable
Section         316(a)..................................................................  Not Applicable
              (a)(1)(A).................................................................  Not Applicable
              (a)(1)(B).................................................................  Not Applicable
                   (a)(2)...............................................................  Not Applicable
                   (b)..................................................................  5.13
                   (c)..................................................................  6.7
Section         317(a)(1)...............................................................  Not Applicable
                   (a)(2)...............................................................  8.14
                   (b)..................................................................  5.10
Section         318(a).................................................................. 10.10(a)

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Trust Agreement.

                                TABLE OF CONTENTS

                                                                                                               PAGE
AGREEMENT.........................................................................................................1
WITNESSETH........................................................................................................1
ARTICLE I     DEFINED TERMS.......................................................................................1
   SECTION 1.1. Definitions.......................................................................................1
ARTICLE II    CONTINUATION OF SUCCESS CAPITAL....................................................................11
   SECTION 2.1. Name.............................................................................................11
   SECTION 2.2. Office of the Delaware Trustee; Principal Place of Business......................................11
   SECTION 2.3. Initial Contribution of Trust Property, Organizational Expenses..................................12
   SECTION 2.4. Issuance of the Preferred Securities.............................................................12
   SECTION 2.5. Issuance of the Common Securities; Subscription and Purchase of Junior Subordinated Debentures...12
   SECTION 2.6. Declaration of Trust.............................................................................13
   SECTION 2.7. Authorization to Enter into Certain Transactions.................................................13
   SECTION 2.8. Assets of Trust..................................................................................16
   SECTION 2.9. Title to Trust Property..........................................................................16
ARTICLE III    PAYMENT ACCOUNT...................................................................................16
   SECTION 3.1. Payment Account..................................................................................16
ARTICLE IV    DISTRIBUTIONS; REDEMPTION..........................................................................17
   SECTION 4.1. Distributions....................................................................................17
   SECTION 4.2. Redemption.......................................................................................18
   SECTION 4.3. Subordination of Common Securities...............................................................20
   SECTION 4.4. Payment Procedures...............................................................................20
   SECTION 4.5. Tax Returns and Reports..........................................................................21
   SECTION 4.6. Payment of Taxes; Duties, Etc. of Success Capital................................................21
   SECTION 4.7. Payments under Indenture or Pursuant to Direct Actions...........................................21
   SECTION 4.8. Liability of the Holder of Common Securities.....................................................22
ARTICLE V    TRUST SECURITIES CERTIFICATES.......................................................................22
   SECTION 5.1. Initial Ownership................................................................................22
   SECTION 5.2. The Trust Securities Certificates................................................................22
   SECTION 5.3. Execution and Delivery of Trust Securities Certificates..........................................22
   SECTION 5.4. Global Preferred Security........................................................................23
   SECTION 5.5. Registration of Transfer and Exchange Generally; Certain Transfers and Exchanges;
                    Preferred Securities Certificates ...........................................................24
   SECTION 5.6. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates...............................25
   SECTION 5.7. Persons Deemed Holders...........................................................................26
   SECTION 5.8. Access to List of Holders' Names and Addresses...................................................26
   SECTION 5.9. Maintenance of Office or Agency..................................................................26
   SECTION 5.10. Appointment of Paying Agent.....................................................................26
   SECTION 5.11. Ownership of Common Securities by Depositor.....................................................27
   SECTION 5.12. Notices to Clearing Agency......................................................................27


   SECTION 5.13. Rights of Holders...............................................................................28
ARTICLE VI    ACTS OF HOLDERS; MEETINGS; VOTING..................................................................30
   SECTION 6.1. Limitations on Holder's Voting Rights............................................................30
   SECTION 6.2. Notice of Meetings...............................................................................31
   SECTION 6.3. Meetings of Holders..............................................................................31
   SECTION 6.4. Voting Rights....................................................................................31
   SECTION 6.5. Proxies, etc.....................................................................................31
   SECTION 6.6. Holder Action by Written Consent.................................................................32
   SECTION 6.7. Record Date for Voting and Other Purposes........................................................32
   SECTION 6.8.  Acts of Holders.................................................................................32
   SECTION 6.9. Inspection of Records............................................................................33
ARTICLE VII    REPRESENTATIONS AND WARRANTIES....................................................................33
   SECTION 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee..................33
   SECTION 7.2. Representations and Warranties of Depositor......................................................35
ARTICLE VIII    ISSUER TRUSTEES:  THE ADMINISTRATIVE TRUSTEES....................................................35
   SECTION 8.1. Certain Duties and Responsibilities..............................................................35
   SECTION 8.2. Certain Notices..................................................................................37
   SECTION 8.3. Certain Rights of Property Trustee...............................................................38
   SECTION 8.4. Not Responsible for Recitals or Issuance of Securities...........................................39
   SECTION 8.5. May Hold Securities..............................................................................39
   SECTION 8.6. Compensation; Indemnity; Fees....................................................................39
   SECTION 8.7 Corporate Property Trustee Required; Eligibility of Trustees......................................40
   SECTION 8.8. Conflicting Interests............................................................................41
   SECTION 8.9. Co-Trustees and Separate Trustee.................................................................41
   SECTION 8.10. Resignation and Removal; Appointment of Successor...............................................43
   SECTION 8.11. Acceptance of Appointment by Successor..........................................................44
   SECTION 8.12. Merger, Conversion, Consolidation or Succession to Business.....................................44
   SECTION 8.13. Preferential Collection of Claims Against Depositor or Success Capital..........................44
   SECTION 8.14. Trustee May File Proofs of Claim................................................................44
   SECTION 8.15. Reports by Property Trustee.....................................................................45
   SECTION 8.16. Reports to the Property Trustee.................................................................46
   SECTION 8.17. Evidence of Compliance with Conditions Precedent................................................46
   SECTION 8.18. Number of Issuer Trustees.......................................................................46
   SECTION 8.19. Delegation of Power.............................................................................46
   SECTION 8.20. Appointment of Administrative Trustees..........................................................47
ARTICLE IX    DISSOLUTION, LIQUIDATION AND MERGER................................................................48
   SECTION 9.1. Dissolution Upon Expiration Date.................................................................48
   SECTION 9.2. Early Termination................................................................................48
   SECTION 9.3. Dissolution......................................................................................48
   SECTION 9.4. Liquidation......................................................................................48
   SECTION 9.5. Mergers, Consolidations, Amalgamations or Replacements of Success Capital........................50
ARTICLE X    MISCELLANEOUS PROVISIONS............................................................................51
   SECTION 10.1. Limitation of Rights of Holders.................................................................51
   SECTION 10.2. Amendment.......................................................................................51

   SECTION 10.3. Separability....................................................................................52
   SECTION 10.4. Governing Law...................................................................................53
   SECTION 10.5. Payments Due on Non-Business Day................................................................53
   SECTION 10.6. Successors......................................................................................53
   SECTION 10.7. Headings........................................................................................54
   SECTION 10.8. Reports, Notices and Demands....................................................................54
   SECTION 10.9. Agreement Not to Petition.......................................................................54
   SECTION 10.10. Trust Indenture Act; Conflict with Trust Indenture Act.........................................55
   SECTION 10.11. Counterparts...................................................................................56
   SECTION 10.12. Acceptance of Terms of Trust Agreement, Guarantee and Indenture................................56

                                    AGREEMENT

         Amended and Restated Trust Agreement, dated as of ____________ 1998, among (i) Success Bancshares, Inc., an Illinois corporation (including any successors or assigns, "Success Bancshares"), (ii) Bankers Trust Company, a New York banking corporation, as property trustee, (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) Bankers Trust (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee") (the Property Trustee and the Delaware Trustee are referred to collectively herein as the "Issuer Trustees"), (iv) Saul D. Binder, Marlene Sachs and Ronald W. Tragasz as "Administrative Trustees", as hereinafter defined, and (v) the several Holders, as hereinafter defined.


                                   WITNESSETH

         WHEREAS, Success Bancshares, the Property Trustee, the Delaware Trustee and the Administrative Trustees have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into a certain Declaration of Trust, dated as of April 21, 1998 (the "Original Trust Agreement"), and by the execution and filing by the Trustees with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on April 21, 1998 (the "Certificate of Trust"), attached as Exhibit A; and

         WHEREAS, Success Bancshares, the Property Trustee, the Delaware Trustee and the Administrative Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance by Success Capital Trust I ("Success Capital") of its Common Securities to Success Bancshares, (ii) the issuance and sale of the Preferred Securities by Success Capital pursuant to the Underwriting Agreement, and (iii) the acquisition by Success Capital from Success Bancshares of all of the right, title and interest in the Junior Subordinated Debentures.

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees, intending to be legally bound, as follows:

                                    ARTICLE I

                                  DEFINED TERMS

SECTION 1.1. DEFINITIONS.

         For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

         (d) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles as in effect at the time of computation;

         (e) Unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement;

         (f) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision; and

         (g) All references to the date the Preferred Securities were originally issued shall refer to the date the Preferred Securities were originally issued.

         "25% Capital Limitation" means the limitation imposed by the Federal Reserve that the proceeds of certain qualifying securities like the Trust Securities will qualify as Tier 1 capital of the issuer up to an amount not to exceed 25% of the Issuer's Tier 1 capital, or any subsequent limitation adopted by the Federal Reserve.

         "Act" has the meaning specified in Section 6.8.

         "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by Success Bancshares on a Like Amount of Debentures for such period.

         "Additional Sums" has the meaning specified in Section 10.6 of the Indenture.

         "Administrative Trustees" means each Person appointed in accordance with Section 8.20 solely in such Person's capacity as Administrative Trustee of Success Capital heretofore formed and continued hereunder and not in such Person's individual capacity, or any successor Administrative Trustee appointed as herein provided; with the initial Administrative Trustees being Saul D. Binder, Marlene Sachs and Ronald W. Tragasz.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Preferred Security or beneficial interest therein, the rules and procedures of the

Depositary for such Preferred Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Bank" has the meaning specified in the preamble to this Trust
Agreement.

         "Bankruptcy Event" means, with respect to any Person:

         (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable federal or state Bankruptcy Law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

         (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state Bankruptcy Law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

         "Bankruptcy Laws" has the meaning specified in Section 10.9.

         "Board of Directors" means the board of directors of Success Bancshares or the Executive Committee of the board of directors of Success Bancshares (or any other committee of the board of directors of Success Bancshares performing similar functions) or a committee designated by the board of directors of Success Bancshares (or any such committee), comprised of two or more members of the board of directors of Success Bancshares or officers of Success Bancshares, or both.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of Success Bancshares to have been duly adopted by Success Bancshares's Board of Directors, or such committee of the Board of Directors or officers of Success Bancshares to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Issuer Trustees.

         "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (c) a day on which the Property Trustee's Corporate Trust Office or the Delaware Trustee's Corporate Trust Office or the Corporate Trust Office of the Indenture Trustee is closed for business.

         "Capital Treatment Event" means the receipt by Success Bancshares of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under this Trust Agreement, the Preferred Securities do not, or within 90 days of the date of such opinion will not, constitute Tier 1 capital (or the then equivalent thereof), except as otherwise restricted under the 25% Capital Limitation, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to Success Bancshares.

         "Certificate Depositary Agreement" means the agreement among Success Capital, Success Bancshares and DTC, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

         "Certificate of Trust" has the meaning specified in the preamble to this Trust Agreement.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC shall be the initial Clearing Agency.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means the Time of Delivery for the Firm Securities, which date is also the date of execution and delivery of this Trust Agreement.

         "Code" means the Internal Revenue Code of 1986, or any successor statute, in each case as amended from time to time.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

         "Common Security" means an undivided beneficial interest in the assets of Success Capital, having a Liquidation Amount of $10 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "Corporate Trust Office" means the principal office of the Property Trustee located in the City of New York, New York, which at the time of the execution of this Trust Agreement is located at Four Albany Street, New York, New York 10006; Attention: Corporate Trust and Agency Group - Corporate Market Services.

         "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

         "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption of such Debentures under the Indenture.

         "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. 3801, et seq., as it may be amended from time to time.

         "Delaware Trustee" means the corporation identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of Success Capital continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

         "Depositary" means Depository Trust Company or any successor thereto.

         "Distribution Date" has the meaning specified in Section 4.1(a).

         "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

         "DTC" means Depository Trust Company.

         "Early Termination Event" has the meaning specified in Section 9.2.

         "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) the occurrence of a Debenture Event of Default; or

         (b) default by Success Capital in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

         (c) default by Success Capital in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

         (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and Success Bancshares by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (e) the occurrence of any Bankruptcy Event with respect to the Property Trustee or all or substantially all of its property if a successor Property Trustee has not been appointed within a period of 60 days thereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto, in each case as amended from time to time.

         "Expiration Date" has the meaning specified in Section 9.1.

         "Firm Securities" means an aggregate Liquidation Amount of $15,000,000 of Success Capital's _____% preferred securities.

         "Global Preferred Securities Certificate" means a Preferred Securities Certificate evidencing ownership of Global Preferred Securities.

         "Global Preferred Security" means a Preferred Security, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.4.

         "Guarantee Agreement" means the Guarantee Agreement executed and delivered by the Depositor and Bankers Trust Company, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Preferred Securities, as amended from time to time.

         "Holder" means a Person in whose name a Trust Security or Trust Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act.

         "Indenture" means the Junior Subordinated Indenture, dated as of __________ __, 1998, between Success Bancshares and the Indenture Trustee (as amended or supplemented from time to time) relating to the issuance of the Junior Subordinated Debentures.

         "Indenture Trustee" means Bankers Trust Company, a New York banking corporation and any successor.

         "Interest Payment Date" shall have the meaning specified in the Indenture.

         "Investment Company Act" means the Investment Company Act of 1940, as amended or any successor statute, in each case as amended from time to time.

         "Investment Company Event" means the receipt by Success Capital of an Opinion of Counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, Success Capital is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of the original issuance of the Preferred Securities.

         "Issuer Trustees" means, collectively, the Property Trustee and the Delaware Trustee.

         "Junior Subordinated Debentures" means the aggregate principal amount of Success Bancshares's _____% junior subordinated deferrable interest debentures, due ____________, 2028, which date may be shortened once at any time by the Company to any date not earlier than ________________, 2003 issued pursuant to the Indenture.

         "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

         "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and (b) with respect to a distribution of Junior Subordinated Debentures to Holders of Trust Securities in connection with a dissolution and liquidation of Success Capital, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Junior Subordinated Debentures are distributed.

         "Liquidation Amount" means the stated amount of $10 per Trust Security.

         "Liquidation Date" means the date on which Junior Subordinated Debentures are to be distributed to Holders of Trust Securities in connection with a dissolution and liquidation of Success Capital pursuant to Section 9.4.

         "Liquidation Distribution" has the meaning specified in Section 9.4(d).

         "Majority in Liquidation Amount of the Preferred Securities" or "Majority in Liquidation Amount of the Common Securities" means, except as provided by the Trust Indenture Act, Preferred Securities or Common Securities, as the case may be, representing more than 50% of the aggregate Liquidation Amount of all then Outstanding Preferred Securities or Common Securities, as the case may be.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman, Chief Executive Officer, President, Executive Vice President or a Vice President, and by the Chief Financial Officer, Treasurer, an Associate Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person, and delivered to the party provided herein. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

         (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each such officer in rendering the Officers' Certificate;

         (c) a statement that such officer has made such examination or investigation as, in each such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Opinion of Counsel" means a written opinion of independent outside counsel to Success Bancshares who shall be acceptable to the Trustee.

         "Option Closing Date" shall have the meaning provided in the Underwriting Agreement.

         "Option Securities" means an aggregate Liquidation Amount of $2,250,000 of Success Capital's _____% preferred securities, issuable to the Underwriters, at their option, exercisable within ____ days after the date of the Prospectus, solely to cover over-allotments, if any.

         "Original Trust Agreement" has the meaning specified in the preamble to this Trust Agreement.

         "Outstanding," with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

         (a) Trust Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

         (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Preferred Securities, provided that if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

         (c) Trust Securities which have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.6 or 5.13; provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by Success Bancshares, any Issuer Trustee, any Administrative Trustee or any Affiliate of Success Bancshares shall be disregarded and deemed not to be Outstanding, except that
(a) in determining whether any Issuer Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Issuer Trustee or such Administrative Trustee, as the case may be, knows to be so owned shall be so disregarded and
(b) the foregoing shall not apply at any time when all of the outstanding Preferred Securities are owned by Success Bancshares, one or more of the Issuer Trustees, one or more of the Administrative Trustees and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not Success Bancshares or any Affiliate of Success Bancshares.

         "Owner" means each Person who is the beneficial owner of Global Preferred Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency, directly or indirectly, in accordance with the rules of such Clearing Agency.

         "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Property Trustee.

         "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Property Trustee in its trust department for the benefit of the Holders in which all amounts paid in respect of the Junior Subordinated Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit D.

         "Preferred Security" means a Firm Security or an Option Security, each constituting a preferred undivided beneficial interest in the assets of Success Capital, having a Liquidation Amount of $10 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of Success Capital formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

         "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Junior Subordinated Debenture Redemption Date and the stated maturity of the Junior Subordinated Debentures shall be a Redemption Date for a Like Amount of Trust Securities, including any date of redemption pursuant to the occurrence of any Special Event.

         "Redemption Price" means with respect to a redemption of any Trust Security, the Liquidation Amount of such Trust Security, together with accumulated but unpaid Distributions to but excluding the date fixed for redemption, plus the related amount of the premium, if any, paid by Success Bancshares upon the concurrent redemption of a Like Amount of Junior Subordinated Debentures.

         "Relevant Trustee" has the meaning specified in Section 8.10.

         "Responsible Officer" when used with respect to the Property Trustee means any officer assigned to the Corporate Trust Office, including any managing director, principal, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Trust Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Securities Act" means the Securities Act of 1933 and any successor statute thereto, in each case as amended from time to time.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.5.

         "Special Event" means any Tax Event, Capital Treatment Event or Investment Company Event.

         "Stated Maturity" shall have the meaning specified in the Indenture.

         "Success Bancshares" has the meaning specified in the preamble to this Trust Agreement.

         "Success Capital" means Success Capital Trust I.

         "Successor Preferred Securities" of any particular Preferred Securities Certificate means every Preferred Securities Certificate issued after, and evidencing all or a portion of the same beneficial interest in Success Capital as that evidenced by, such particular Preferred Securities Certificate; and, for the purposes of this definition, any Preferred Securities Certificate executed and delivered under Section 5.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Preferred Securities Certificate shall be deemed to evidence the same beneficial interest in Success Capital as the mutilated, destroyed, lost or stolen Preferred Securities Certificate.

         "Tax Event" means the receipt by Success Bancshares and Success Capital of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities of Success Capital, there is more than an insubstantial risk that (i) Success Capital is, or will be within 90 days of the delivery of such Opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the corresponding series of Junior Subordinated Debentures issued by Success Bancshares to Success Capital,
(ii) interest payable by Success Bancshares on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such Opinion of Counsel will not be, deductible by Success Bancshares, in whole or in part, for United States federal income tax purposes, or (iii) Success Capital is, or will be within 90 days of the delivery of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Time of Delivery" means 9:00 a.m. Eastern Standard Time, either (i) with respect to the Firm Securities or Common Securities, on the fourth Business Day (unless postponed in accordance with the provisions of Section ____ of the Underwriting Agreement) following the date of execution of the Underwriting Agreement, or such other time not later than ten Business Days after such date as shall be agreed upon by the Underwriters, Success Capital and the Company, or
(ii) with respect to the Option Securities, the Option Closing Date.

         "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits hereto, and (ii) for all purposes of this Amended and Restated Trust Agreement any such modification, amendment or supplement, the provisions of the Trust

Indenture Act that are deemed to be a part of and govern this Amended and Restated Trust Agreement and any modification, amendment or supplement, respectively.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 or any successor statute, in each case as amended from time to time.

         "Trust Property" means (a) the Junior Subordinated Debentures, (b) any cash on deposit in, or owing to, the Payment Account, and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

         "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

         "Trust Security" means any one of the Common Securities or the Preferred Securities.

         "Underwriters"  has the meaning  specified in the Underwriting
Agreement.

         "Underwriting Agreement" means the Underwriting Agreement, dated as of __________ __, 1998, among Success Capital, Success Bancshares and the Underwriters, as the same may be amended from time to time.


                                   ARTICLE II

                         CONTINUATION OF SUCCESS CAPITAL

SECTION 2.1. NAME.

         Success Capital continued hereby shall be known as "Success Capital Trust I", as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the Issuer Trustees, in which name the Administrative Trustees and the Issuer Trustees may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of Success Capital and sue and be sued.

SECTION 2.2. OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF BUSINESS.

         The address of the Delaware Trustee in the State of Delaware is Bankers Trust (Delaware), 1011 Centre Road, Suite 200, Wilmington, DE 19805, Attention:
Lisa Wilkins, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders and Success Bancshares. The principal executive office of Success Capital is in care of Success Bancshares, Inc., One Marriott Drive, Lincolnshire, Illinois 60069, Attention:
Saul D. Binder.

SECTION 2.3. INITIAL CONTRIBUTION OF TRUST PROPERTY, ORGANIZATIONAL EXPENSES.

         The Property Trustee acknowledges receipt in trust from Success Bancshares in connection with this Trust Agreement of the sum of $10, which constitutes the initial Trust

Property. Success Bancshares shall pay all organizational expenses of Success Capital as they arise or shall, upon request of any Issuer Trustee, promptly reimburse such Issuer Trustee for any such reasonable expenses paid by such Issuer Trustee. Success Bancshares shall make no claim upon the Trust Property for the payment of such expenses.

SECTION 2.4. ISSUANCE OF THE PREFERRED SECURITIES.

         On __________ __, 1998, Success Bancshares, both on its own behalf and on behalf of Success Capital pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, the Administrative Trustees, on behalf of Success Capital, shall manually execute in accordance with Section 5.3 and the Property Trustee shall authenticate in accordance with Section 5.3 and deliver to the Underwriters, Firm Securities Certificates, registered in the names requested by the Underwriters, in an aggregate amount of $____________ Firm Securities having an aggregate Liquidation Amount of $____________, against receipt of the aggregate purchase price of such Preferred Securities of $____________, by the Property Trustee. At the option of the Underwriters, within 30 days of the date of the Prospectus, and solely for the purpose of covering over-allotments, if any, the Administrative Trustees, on behalf of Success Capital, shall manually execute in accordance with Section 5.3 and the Property Trustee shall authenticate in accordance with Section 5.4 and deliver to the Underwriters, Option Securities Certificates, registered in the names requested by the Underwriters, up to ____________ Option Securities having an aggregate Liquidation Amount of up to $____________, against receipt of the aggregate purchase price of such Option Securities of up to $____________, by the Property Trustee.

SECTION 2.5. ISSUANCE OF THE COMMON SECURITIES; SUBSCRIPTION AND PURCHASE OF JUNIOR SUBORDINATED DEBENTURES.

         Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of Success Capital, shall manually execute in accordance with Section 5.2 and deliver to Success Bancshares Common Securities Certificates, registered in the name of Success Bancshares, in an aggregate amount of ____________ Common Securities having an aggregate Liquidation Amount of $____________ against receipt by the Property Trustee of the aggregate purchase price of such Common Securities of $____________ by the Property Trustee. In the event of any exercise of an over-allotment option requiring issuance of additional Preferred Securities Certificates, as described in Section 2.4 above, a proportionate number of additional Common Securities Certificates, with corresponding aggregate Liquidation Amount, shall be delivered to Success Bancshares. Contemporaneously with the executions and deliveries of Common Securities Certificates and any Preferred Securities Certificates, an Administrative Trustee, on behalf of Success Capital, shall subscribe for and purchase from Success Bancshares corresponding amounts of Junior Subordinated Debentures, registered in the name of the Property Trustee and having an aggregate principal amount equal to $____________, plus, in the event of any exercise of the over-allotment option
(i) a corresponding additional number of Junior Subordinated Debentures not exceeding an aggregate principal amount of $____________ and (ii) a corresponding number of Junior Subordinated Debentures not exceeding an aggregate principal amount equal to the aggregate Liquidation Amount of Common Securities issued pursuant to such exercise of an over-allotment option; and, in satisfaction of the purchase price for such Junior Subordinated Debentures, the Property Trustee, on behalf of Success Capital, shall deliver to

Success Bancshares the sum of $____________, plus any corresponding over-allotment option amount (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4, and (ii) the first and second sentences of this Section 2.5) and receive on behalf of Success Capital the Junior Subordinated Debentures.

SECTION 2.6. DECLARATION OF TRUST.

         The exclusive purposes and functions of Success Capital are to (a) issue and sell Trust Securities and use the proceeds from such sale to acquire the Junior Subordinated Debentures, and (b) engage in only those other activities necessary or incidental thereto. Success Bancshares hereby appoints the Issuer Trustees as trustees of Success Capital, to have all the rights, powers and duties to the extent set forth herein, and the Issuer Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of Success Capital and the Holders. Success Bancshares hereby appoints the Administrative Trustees (as agents of Success Capital), with such Administrative Trustees having all rights, powers and duties set forth herein with respect to accomplishing the purposes of Success Capital, and the Administrative Trustees hereby accept such appointment, provided, however, that it is the intent of the parties hereto that such Administrative Trustees shall not be trustees or fiduciaries with respect to Success Capital and this Agreement shall be construed in a manner consistent with such intent. The Property Trustee shall have the right and power to perform those duties assigned to the Administrative Trustees. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the trustees of Success Capital for the sole and limited purpose of fulfilling the requirements of
Section 3807 of the Delaware Business Trust Act and for taking such actions as are required to be taken by a Delaware Trustee under the Delaware Business Trust Act.

SECTION 2.7. AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS.

         (a) The Issuer Trustees and the Administrative Trustees shall conduct the affairs of Success Capital in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section and in accordance with the following provisions (i) and (ii) the Issuer Trustees and the Administrative Trustees shall act as follows:

                  (i) Each Administrative Trustee shall have the power and authority to act on behalf of Success Capital with respect to the following:

                           (A) the compliance with the Underwriting Agreement
                    regarding the issuance and sale of the Trust Securities;

                           (B) the compliance with the Securities Act,
                    applicable state securities or blue sky laws, and the Trust Indenture Act;

                           (C) the listing of the Preferred Securities upon such
                    securities exchange or exchanges or upon the Nasdaq National Market as shall be determined by Success Bancshares, with the registration of the Preferred Securities under the Exchange Act, if required, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                           (D) the application for a taxpayer identification
                    number for Success Capital;

                           (E) the preparation of a registration statement and a
                    prospectus in relation to the Preferred Securities, including any amendments thereto and the taking of any action necessary or desirable to sell the Preferred Securities in a transaction or series of transactions subject to the registration requirements of the Securities Act; and

                           (F) any action incidental to the foregoing as
                    necessary or advisable to give effect to the terms of this Trust Agreement.

                  (ii) The Property Trustee shall have the power and authority to act on behalf of Success Capital with respect to the following matters:

                           (A) the establishment of the Payment Account;

                           (B) the receipt of the Junior Subordinated
                    Debentures;

                           (C) the receipt and collection of interest, principal
                    and any other payments made in respect of the Junior Subordinated Debentures in the Payment Account;

                           (D) the distribution of amounts owed to the Holders
                    in respect of the Trust Securities;

                           (E) the exercise of all of the rights, powers and
                    privileges of a holder of the Junior Subordinated
                    Debentures;

                            (F) the sending of notices of default and other
                    information regarding the Trust Securities and the Junior Subordinated Debentures to the Holders in accordance with this Trust Agreement;

                           (G) the distribution of the Trust Property in
                    accordance with the terms of this Trust Agreement;

                           (H) to the extent provided in this Trust Agreement,
                    the winding up of the affairs of and liquidation of Success Capital and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware; and

                           (I) after an Event of Default (other than under
                    paragraph (b), (c) or (d) of the definition of such term if such Event of Default is by or with respect to the Property Trustee), comply with the provisions of this Trust Agreement and take any action to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder); provided, however, that nothing in this Section 2.7(a)(ii) shall require the Property Trustee to take any action that is not otherwise required in this Trust Agreement.

         (b) So long as this Trust Agreement remains in effect, Success Capital (or the Issuer Trustees or Administrative Trustees acting on behalf of Success Capital) shall not undertake any business, activities or transactions except as expressly provided herein or contemplated hereby. In particular, neither the Issuer Trustees nor the Administrative Trustees shall (i) acquire any investments or engage in any activities not authorized by this Trust Agreement,
(ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would reasonably be expected to cause Success Capital to become taxable as a corporation for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Property Trustee shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of Success Capital or the Holders in their capacity as Holders.

         (c) In connection with the issue and sale of the Preferred Securities, Success Bancshares shall have the power and authority to assist Success Capital with respect to, or effect on behalf of Success Capital, the following (and any actions taken by Success Bancshares in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                  (i) the preparation by Success Capital of, and the execution and delivery of, a registration statement, and a prospectus in relation to the Preferred Securities, including any amendments thereto and the taking of any action necessary or desirable to sell the Preferred Securities in a transaction or a series of transactions subject to the registration requirements of the Securities Act;

                  (ii) the determination of the states in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and the determination of any and all such acts, other than actions that must be taken by or on behalf of Success Capital, and the advice to the Issuer Trustees of actions they must take on behalf of Success Capital, and the preparation for execution and filing of any documents to be executed and filed by Success Capital or on behalf of Success Capital, as Success Bancshares deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Preferred Securities;

                  (iii) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Preferred Securities;

                  (iv) the taking of any other actions necessary or desirable to carry out any of the foregoing activities; and

                  (v) compliance with the listing requirements of the Preferred Securities upon such securities exchange or exchanges, or upon the Nasdaq National Market, as shall be determined by Success Bancshares, the registration of the Preferred Securities under the

Exchange Act, if required, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing.

         (d) Notwithstanding anything herein to the contrary, the Administrative Trustees and the Property Trustee are authorized and directed to conduct the affairs of Success Capital and to operate Success Capital so that Success Capital will not be deemed to be an "investment company" required to be registered under the Investment Company Act, and will not be taxable as a corporation for the United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of Success Bancshares for United States income tax purposes. In this connection, the Property Trustee, the Administrative Trustees and the Holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that the Property Trustee, the Administrative Trustees and Holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Outstanding Preferred Securities. In no event shall the Administrative Trustees or the Issuer Trustees be liable to Success Capital or the Holders for any failure to comply with this section that results from a change in law or regulations or in the interpretation thereof.

SECTION 2.8. ASSETS OF TRUST.

         The assets of Success Capital shall consist solely of the Trust
Property.

SECTION 2.9. TITLE TO TRUST PROPERTY.

         Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of Success Capital and the Holders in accordance with this Trust Agreement.

                                   ARTICLE III

                                 PAYMENT ACCOUNT

SECTION 3.1. PAYMENT ACCOUNT.

         (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and its agents shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

         (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Junior Subordinated Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE IV

                            DISTRIBUTIONS; REDEMPTION

SECTION 4.1. DISTRIBUTIONS.

         (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including Distributions of Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including payments of Additional Interest, as defined in the Indenture) are made on the Junior Subordinated Debentures. Accordingly:

                  (i) Distributions on the Trust Securities shall be cumulative and will accumulate whether or not there are funds of Success Capital available for the payment of Distributions. Distributions shall accumulate from __________ __, 1998, and, except in the event (and to the extent) that Success Bancshares exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on June 15, 1998. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the date on which such payment was originally payable (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

                  (ii) The Trust Securities shall be entitled to Distributions payable at a rate of _____% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any period less than a full Distribution period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in a period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The amount of Distributions payable for any period shall include any Additional Amounts in respect of such period.

                  (iii) So long as no Debenture Event of Default has occurred and is continuing, Success Bancshares has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 20 consecutive quarterly periods (an "Extension Period"), provided that no Extension Period may extend beyond ______________, 2028, or end on a date other than an Interest Payment Date (as defined in the Indenture). As a consequence of any such deferral, quarterly Distributions on the Trust Securities by the Trust will also be deferred (and the amount of Distributions to which Holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the rate per annum of _____% per annum, compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360- day year of twelve 30-day months and the actual days elapsed in a partial month in such period.) Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distributions" as used in Section
         4.1 shall include any such additional Distributions provided pursuant to this Section 4.1(a)(iii). During any Extension Period, Success Bancshares will be prohibited from (i) declaring or paying any dividends or distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, any of Success Bancshares' capital stock (other than (a) paying dividends or distributions in common stock of Success Bancshares, (b) redeeming rights or taking certain other actions under a shareholders' rights plan, (c) reclassifying any class of Success Bancshares' capital stock into another class of capital stock and (d) purchasing Success Bancshares' common stock related to rights under any of Success Bancshares' benefit plans for its Directors, officers or employees),
         (ii) making any payment of principal, interest or premium, if any, on, or repaying, repurchasing or redeeming, any debt securities of Success Bancshares that rank pari passu with or junior in interest to the Junior Subordinated Debentures (except for payments under the Guarantee) or (iii) redeeming, purchasing or acquiring less than all of the Junior Subordinated Debentures or any of the Preferred Securities. Prior to the termination of any such Extension Period, so long as no event of default shall have occurred and be continuing under the Indenture, Success Bancshares may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters, extend beyond the Stated Maturity or end on a date other than an Interest Payment Date. Upon the termination of any such Extension Period and the payment of all Distributions then due, and subject to the foregoing limitations, Success Bancshares may elect to begin a new Extension Period. Success Bancshares must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on the Junior Subordinated Debentures would be payable but for such deferral or, so long as the Junior Subordinated Debentures are held by Success Capital, at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of Success Bancshares' election to begin a new Extension Period to the holders of the Preferred Securities. Subject to the foregoing, there is no limitation on the number of times that Success Bancshares may elect to begin an Extension Period.

                  (iv) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that Success Capital has funds then on hand and available in the Payment Account for the payment of such Distributions.

         (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date, which shall be at the close of business on the 15th day of March, June, September or December (whether or not a Business Day). In the event the Trust Securities are not in book-entry form, the relevant record date will be the first day of the month in which the relevant Distribution Date occurs.

SECTION 4.2. REDEMPTION.

         (a) On each Redemption Date of the Junior Subordinated Debentures and on the stated maturity of the Junior Subordinated Debentures, Success Capital will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

         (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

                  (i) the Redemption Date;

                  (ii) the Redemption Price, or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to the Indenture together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date, or as soon as practicable thereafter, that notice of such actual Redemption Price is received pursuant to the Indenture);

                  (iii) the CUSIP number or CUSIP numbers of the Preferred Securities affected;

                  (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed;

                  (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after said date, except as provided in Section 4.2(d) below; and

                  (vi) the place or places where Trust Securities are to be surrendered for the payment of the Redemption Price.

         Success Capital in issuing the Trust Securities shall use "CUSIP" numbers, and the Property Trustee shall indicate the "CUSIP" numbers of the Trust Securities in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related material.

         (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of Junior Subordinated Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that Success Capital has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

         (d) If Success Capital gives a notice of redemption in respect of any Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Preferred Securities held in global form, irrevocably deposit with the Clearing Agency for such Preferred Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities. With respect to Preferred Securities that are not held in global form, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then, upon the date of such deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price and any Distributions payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and such Securities will cease to be Outstanding. In the event that any date on which any applicable Redemption Price is payable is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by Success Capital or by Success Bancshares pursuant to the Guarantee Agreement, Distributions on such Trust Securities will continue to accumulate, as set forth in Section 4.1, from the Redemption Date originally established by Success Capital for such Trust Securities to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

         (e) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption in such a manner as the Property Trustee shall deem fair and appropriate.

SECTION 4.3. SUBORDINATION OF COMMON SECURITIES.

         (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of the Trust Securities, as applicable, shall be made, subject to Section 4.2(e), pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of such Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default in Section 5.1(1) or 5.1(2) of the Indenture shall have occurred and be continuing, no payment of any Distribution (including any Additional Amounts) on, and the Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including any Additional Amounts) on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or, in the case of payment of the Redemption Price, the full amount of such Redemption Price on all Outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including any Additional Amounts) on, or the Redemption Price of, Preferred Securities then due and payable. The existence of an Event of Default does not entitle the Holders of Preferred Securities to accelerate the maturity of the Preferred Securities.

         (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of the Common Securities shall have no right to act with respect to any such Event of Default under this Trust Agreement until the effects of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not on behalf of the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

SECTION 4.4. PAYMENT PROCEDURES.

         Payments of Distributions (including any Additional Amounts) in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which will credit the relevant accounts on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of the Common Securities.

SECTION 4.5. TAX RETURNS AND REPORTS.

         The Administrative Trustees shall prepare and file (or cause to be prepared and filed), at Success Bancshares's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of Success Capital. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) all Internal Revenue Service forms required to be filed in respect of Success Capital in each taxable year of Success Capital and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder all Internal Revenue Service forms required to be provided by Success Capital. The Administrative Trustees shall provide Success Bancshares and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Issuer Trustees and the Administrative Trustees shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.

         On or before December 15 of each year during which any Preferred Securities are outstanding, the Administrative Trustees shall furnish to the Paying Agent such information as may be reasonably requested by the Property Trustee in order that the Property Trustee may prepare the information which it is required to report for such year on Internal Revenue Service Forms 1096 and 1099 pursuant to Section 6049 of the Internal Revenue Code of 1986, as amended. Such information shall include the amount of original issue discount includible in income for each outstanding Preferred Security during such year.

SECTION 4.6. PAYMENT OF TAXES; DUTIES, ETC. OF SUCCESS CAPITAL.

         Upon receipt under the Junior Subordinated Debentures of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on Success Capital by the United States or any other taxing authority.

SECTION 4.7. PAYMENTS UNDER INDENTURE OR PURSUANT TO DIRECT ACTIONS.

         Any amount payable hereunder to any Holder of Preferred Securities shall be reduced by the amount of any corresponding payment such Holder has directly received pursuant to Section 5.8 of the Indenture or Section 5.13 of this Trust Agreement.

SECTION 4.8. LIABILITY OF THE HOLDER OF COMMON SECURITIES.

         The Holder of Common Securities shall be liable for the debts and obligations of Success Capital as set forth in Section 6.7 of the Indenture regarding allocation of expenses.

                                    ARTICLE V

                          TRUST SECURITIES CERTIFICATES

SECTION 5.1. INITIAL OWNERSHIP.

         Upon the formation of Success Capital and the contribution by Success Bancshares pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, Success Bancshares shall be the sole beneficial owner of Success Capital.

SECTION 5.2. THE TRUST SECURITIES CERTIFICATES.

         (a) The Trust Securities Certificates shall be executed on behalf of Success Capital by manual or facsimile signature of at least one Administrative Trustee except as provided in Section 5.3. Trust Securities Certificates bearing the signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of Success Capital, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.5.

         (b) Upon their original issuance, Preferred Securities Certificates shall be issued in the form of one or more fully registered Global Preferred Securities Certificates which will be deposited with or on behalf of the Depositary and registered in the name of the Depositary's nominee. Unless and until it is exchangeable in whole or in part for the Preferred Securities in definitive form, a global security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

         (c) A single Common Securities Certificate representing the Common Securities shall be issued to Success Bancshares in the form of a definitive Common Securities Certificate.

SECTION 5.3. EXECUTION AND DELIVERY OF TRUST SECURITIES CERTIFICATES.

         At the Time of Delivery, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of Success Capital and delivered to the Property Trustee and upon such delivery the Property Trustee shall authenticate such Trust Securities Certificates and deliver such Trust Securities Certificates upon the written order of Success Capital, executed by an Administrative Trustee thereof, without further corporate action by Success Capital, in authorized denominations.

SECTION 5.4. GLOBAL PREFERRED SECURITY.

         (a) Any Global Preferred Security issued under this Trust Agreement shall be registered in the name of the nominee of the Clearing Agency and delivered to such custodian therefor, and such Global Preferred Security shall constitute a single Preferred Security for all purposes of this Trust Agreement.

         (b) Notwithstanding any other provision in this Trust Agreement, no Global Security may be exchanged for Securities registered in the names of persons other than the Depositary or its nominee unless (i) the Depositary notifies the Indenture Trustee that it is unwilling or unable to continue as a depositary for such Global Security and Success Bancshares is unable to locate a qualified successor depositary, (ii) Success Bancshares executes and delivers to the Trustee a written order stating that it elects to terminate the book-entry system through the Depositary or (iii) there shall have occurred and be continuing a Debenture Event of Default.

         (c) If a Preferred Security is to be exchanged in whole or in part for a beneficial interest in a Global Preferred Security, then either (i) such Global Preferred Security shall be so surrendered for exchange or cancellation as provided in this Article V or (ii) the Liquidation Amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the Liquidation Amount of such other Preferred Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Security Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Preferred Security by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees shall execute and the Property Trustee shall, subject to Section 5.4(b) and as otherwise provided in this Article V, authenticate and deliver any Preferred Securities issuable in exchange for such Global Preferred Security (or any portion thereof) in accordance with the instructions of the Clearing Agency. The Property Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

         (d) Every Preferred Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Preferred Security or any portion thereof, whether pursuant to this Article V or
Article IV or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Preferred Security, unless such Global Preferred Security is registered in the name of a Person other than the Clearing Agency for such Global Preferred Security or a nominee thereof.

         (e) The Clearing Agency or its nominee, as the registered owner of a Global Preferred Security, shall be considered the Holder of the Preferred Securities represented by such Global Preferred Security for all purposes under this Trust Agreement and the Preferred Securities, and owners of beneficial interests in such Global Preferred Security shall hold such interests pursuant to the Applicable Procedures and, except as otherwise provided herein, shall not be entitled to receive physical delivery of any such Preferred Securities in definitive form and shall not be considered the Holders thereof under this Trust Agreement. Accordingly, any such owner's beneficial interest in the Global Preferred Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Clearing Agency or its nominee. Neither the Property Trustee, the Securities Registrar nor Success Bancshares shall have any liability in respect of any transfers effected by the Clearing Agency.

         (f) The rights of owners of beneficial interests in a Global Preferred Security shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such owners and the Clearing Agency.

SECTION 5.5. REGISTRATION OF TRANSFER AND EXCHANGE GENERALLY; CERTAIN TRANSFERS AND EXCHANGES; PREFERRED SECURITIES CERTIFICATES.

         (a) The Property Trustee shall keep or cause to be kept at its Corporate Trust Office a register or registers for the purpose of registering Preferred Securities Certificates and transfers and exchanges of Preferred Securities Certificates in which the registrar and transfer agent with respect to the Preferred Securities (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section 5.11 in the case of Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. Such register is herein sometimes referred to as the "Securities Register." The Property Trustee is hereby appointed Securities Registrar for the purpose of registering Preferred Securities and transfers of Preferred Securities as herein provided.

         Upon surrender for registration of transfer of any Preferred Security at the offices or agencies of the Property Trustee designated for that purpose, the Administrative Trustees and the Property Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities of the same series of any authorized denominations of like tenor and aggregate principal amount and bearing such legends as may be required by this Trust Agreement

         At the option of the Holder, Preferred Securities may be exchanged for other Preferred Securities of any authorized denominations, of like tenor and aggregate Liquidation Amount and bearing such legends as may be required by this Trust Agreement, upon surrender of the Preferred Securities to be exchanged at such office or agency. Whenever any securities are so surrendered for exchange, the Administrative Trustees shall execute and the Property Trustee shall authenticate and deliver the Preferred Securities that the Holder making the exchange is entitled to receive.

         All Preferred Securities issued upon any transfer or exchange of Preferred Securities shall be the valid obligations of Success Capital, evidencing the same debt, and entitled to the same benefits under this Trust Agreement, as the Preferred Securities surrendered upon such transfer or exchange.

         Every Preferred Security presented or surrendered for transfer or exchange shall (if so required by the Property Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Property Trustee and the Securities Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

         No service charge shall be made to a Holder for any transfer or exchange of Preferred Securities, but the Property Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities.

         Neither Success Capital nor the Property Trustee shall be required, pursuant to the provisions of this Section, (i) to issue, register the transfer of or exchange any Preferred Security during a period beginning at the opening of business 15 days before the day of selection for redemption of Preferred Securities pursuant to Article IV and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Preferred Security so selected for redemption in whole or in part, except, in the case of any such Preferred Security to be redeemed in part, any portion thereof not to be redeemed.

         (b) Certain Transfers and Exchanges. Trust Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Trust Agreement. Any transfer or purported transfer of any Trust Security not made in accordance with this Trust Agreement shall be null and void.

                  (i) Non Global Security to Non Global Security. A Trust Security that is not a Global Preferred Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Trust Security that is not a Global Security as provided in Section 5.5(a).

                  (ii) Free Transferability. Subject to this Section 5.5, Preferred Securities shall be freely transferable.

                  (iii) Exchanges Between Global Preferred Security and Non-Global Preferred Security. A beneficial interest in a Global Preferred Security may be exchanged for a Preferred Security that is not a Global Preferred Security as provided in Section 5.4.

SECTION 5.6. MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES CERTIFICATES.

         If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of Success Capital shall execute and make available for delivery, and the Property Trustee shall authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of Success Capital corresponding to that evidenced by the lost, stolen or destroyed Trust Certificate, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

SECTION 5.7. PERSONS DEEMED HOLDERS.

         The Issuer Trustees, the Administrative Trustees, the Securities Registrar or Success Bancshares shall treat the Person in whose name any Trust Securities are issued as the owner of such Trust Securities for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Issuer Trustees, the Administrative Trustees, the Securities Registrar nor Success Bancshares shall be bound by any notice to the contrary.

SECTION 5.8. ACCESS TO LIST OF HOLDERS' NAMES AND ADDRESSES.

         Each Holder and each Owner shall be deemed to have agreed not to hold Success Bancshares, the Property Trustee, or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

SECTION 5.9. MAINTENANCE OF OFFICE OR AGENCY.

         The Property Trustee shall designate, with the consent of the Administrative Trustees, which consent shall not be unreasonably withheld, an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer Trustees in respect of the Trust Securities Certificates may be served. The Property Trustee initially designates its Corporate Trust Office at Four Albany Street, New York, NY 10006, Attention:
Corporate Trust and Agency Group - Corporate Market Services, as its corporate trust office for such purposes. The Property Trustee shall give prompt written notice to Success Bancshares, the Administrative Trustees and to the Holders of any change in the location of the Securities Register or any such office or agency.

SECTION 5.10. APPOINTMENT OF PAYING AGENT.

         The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Property Trustee may revoke such power and remove any Paying Agent in its sole discretion. The Paying Agent shall initially be the Property Trustee. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, and the Property Trustee. In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor to act as Paying Agent. Such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees shall execute and deliver to the Issuer Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Issuer Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent chosen by the Property Trustee unless the context requires otherwise.

SECTION 5.11. OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR.

         At each Time of Delivery, Success Bancshares shall acquire and retain beneficial and record ownership of the Common Securities except (i) in connection with a consolidation or merger of Success Bancshares into another corporation or any conveyance, transfer or lease by Success Bancshares of its properties and assets substantially as an entirety to any Person, pursuant to
Section 8.1 of the Indenture, or (ii) a transfer to an Affiliate of Success Bancshares in compliance with applicable law (including the Securities Act and applicable state securities and blue sky laws). To the fullest extent permitted by law, any attempted transfer of the Common Securities shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to Success Bancshares to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR IN INTEREST TO SUCCESS BANCSHARES OR AN AFFILIATE OF SUCCESS BANCSHARES IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT."

SECTION 5.12. NOTICES TO CLEARING AGENCY.

To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as Preferred Securities are represented by a Global Preferred Securities Certificate, the Administrative Trustees and the Issuer Trustees shall give all such notices and communications specified herein to be given to the Clearing Agency, and shall have no obligations to the Owners.

SECTION 5.13. RIGHTS OF HOLDERS.

         (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of Success Capital conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of Success Capital except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable by Success Capital. Subject to Section 4.8 hereof, the Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         (b) For so long as any Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Indenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Junior Subordinated Debentures fail to declare the principal of all of the Junior Subordinated Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall have such right to make such declaration by a notice in writing to the Property Trustee, Success Bancshares and the Indenture Trustee.

         At any time after such a declaration of acceleration with respect to the Junior Subordinated Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as provided in the Indenture, the Holders of a majority in Liquidation Amount of the Preferred Securities, by written notice to the Property Trustee, Success Bancshares and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

                  (i) Success Bancshares has paid or deposited with the Indenture Trustee a sum sufficient to pay

                           (A) all overdue installments of interest on all of
                    the Junior Subordinated Debentures,

                           (B) any accrued Additional Interest on all of the
                    Junior Subordinated Debentures,

                           (C) the principal of (and premium, if any, on) any
                    Junior Subordinated Debentures which have become due otherwise than by such declaration of acceleration and interest and Additional Interest thereon at the rate borne by the Junior Subordinated Debentures, and

                           (D) all sums paid or advanced by the Indenture
                    Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Property Trustee, their agents and counsel; and

                    (ii) all Events of Default with respect to the Junior Subordinated Debentures, other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

         If the Property Trustee fails to annul any such declaration and waive such default, the Holders of at least a Majority in Liquidation Amount of the Preferred Securities shall also have the right to rescind and annul such declaration and its consequences by written notice to Success Bancshares, the Property Trustee and the Indenture Trustee, subject to the satisfaction of the conditions set forth in Clause (i) and (ii) of this Section 5.13.

         The Holders of at least a Majority in Liquidation Amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debentures affected thereby. No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Preferred Securities all or part of which is represented by Global Preferred Securities, a record date shall be established for determining Holders of Outstanding Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect.

Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.13(b).

         (c) For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture, any Holder of Preferred Securities shall have the right to institute a proceeding directly against Success Bancshares, pursuant to
Section 5.9 of the Indenture, for enforcement of payment to such Holder of the principal amount of or interest on Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such Holder (a "Direct Action"). Except as set forth in Sections 5.13(b) and 5.13 (c), the Holders of Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Junior Subordinated Debentures.


                                   ARTICLE VI

                        ACTS OF HOLDERS; MEETINGS; VOTING

SECTION 6.1. LIMITATIONS ON HOLDER'S VOTING RIGHTS.

         (a) Except as provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of Success Capital or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Trust Securities Certificates be construed so as to constitute the Holders from time to time as members of an association.

         (b) So long as any Junior Subordinated Debentures are held by the Property Trustee on behalf of Success Capital, the Property Trustee shall not
(i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Junior Subordinated Debentures, (ii) waive any past default that may be waived under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each Holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of Preferred Securities, except by a subsequent vote of the Holders of Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall, at the expense of Success Bancshares, obtain an Opinion of Counsel experienced in such matters to the effect that such action will not cause Success Capital to be taxable as a corporation for United States federal income tax purposes.

         (c) If any proposed amendment to the Trust Agreement provides for, or Success Capital otherwise proposes to effect, (i) any action that would adversely affect in any material respect the interests, powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution of Success Capital, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Trust Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause Success Capital to be taxable as a corporation for United States federal income tax purposes.

SECTION 6.2. NOTICE OF MEETINGS.

         Notice of all meetings of the Holders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to
Section 10.8 to each Holder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

SECTION 6.3. MEETINGS OF HOLDERS.

         No annual meeting of Holders is required to be held. The Property Trustee, however, shall call a meeting of Holders to vote on any matter upon the written request of the Holders of record of 25% of the aggregate Liquidation Amount of the Preferred Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Holders of Preferred Securities to vote on any matters as to which Holders are entitled to vote.

         Holders of at least a Majority in Liquidation Amount of the Preferred Securities, present in person or represented by proxy, shall constitute a quorum at any meeting of Holders of the Preferred Securities.

         If a quorum is present at a meeting, an affirmative vote by the Holders of record present, in person or by proxy, holding Preferred Securities representing at least a Majority in Liquidation Amount of the Preferred Securities held by the Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of Preferred Securities, unless this Trust Agreement requires a greater number of affirmative votes.

SECTION 6.4. VOTING RIGHTS.

         Holders shall be entitled to one vote for each $10 of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

SECTION 6.5. PROXIES, ETC.

         At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Property Trustee, or with such other officer or agent of Success Capital as the Property Trustee may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

SECTION 6.6. HOLDER ACTION BY WRITTEN CONSENT.

         Any action which may be taken by Holders at a meeting may be taken without a meeting if Holders holding at least a Majority in Liquidation Amount of all Trust Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any other provision of this Trust Agreement) shall consent to the action in writing.

SECTION 6.7. RECORD DATE FOR VOTING AND OTHER PURPOSES.

         For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees or Property Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

SECTION 6.8. ACTS OF HOLDERS.

         Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Property Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Issuer Trustees, if made in the manner provided in this Section.

         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Issuer Trustee or Administrative Trustee receiving the same deems sufficient.

         The ownership of Trust Securities shall be proved by the Securities Register.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Issuer Trustees, the Administrative Trustees or Success Capital in reliance thereon, whether or not notation of such action is made upon such Trust Security.

         Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

         If any dispute shall arise among the Holders, the Administrative Trustees or the Issuer Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Issuer Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

         A Holder may institute a legal proceeding directly against Success Bancshares under the Guarantee Agreement to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against the Guarantee Trustee (as defined in the Guarantee Agreement), Success Capital, any Issuer Trustee, any Administrative Trustee or any person or entity.

SECTION 6.9. INSPECTION OF RECORDS.

         Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of Success Capital shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder's interest as a Holder.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

SECTION 7.1. REPRESENTATIONS AND WARRANTIES OF THE PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE.

         The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of Success Bancshares and the Holders that:

         (a) The Property Trustee is a banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of New York, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of this Trust Agreement.

         (b) The execution, delivery and performance by the Property Trustee of this Trust Agreement has been duly authorized by all necessary corporate action on the part of the Property Trustee; and this Trust Agreement has been duly executed and delivered by the Property Trustee, and constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

         (c) The execution, delivery and performance of this Trust Agreement by the Property Trustee does not conflict with or constitute a breach of the certificate of incorporation or by-laws of the Property Trustee.

         (d) At the Time of Delivery, the Property Trustee has not knowingly created any liens or encumbrances on the Trust Securities.

         (e) No consent, approval or authorization of, or registration with or notice to, any New York State or federal banking authority is required for the execution, delivery or performance by the Property Trustee, of this Trust Agreement.

         (f) The Delaware Trustee is duly organized, validly existing and in good standing under the laws of the State of Delaware, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Trust Agreement.

         (g) The execution, delivery and performance by the Delaware Trustee of this Trust Agreement has been duly authorized by all necessary corporate action on the part of the Delaware Trustee; and this Trust Agreement has been duly executed and delivered by the Delaware Trustee, and constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' right generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

         (h) The execution, delivery and performance of this Trust Agreement by the Delaware Trustee does not conflict with or constitute a breach of the certificate of incorporation or by-laws of the Delaware Trustee.

         (i) No consent, approval or authorization of, or registration with or notice to any state or Federal banking authority is required for the execution, delivery or performance by the Delaware Trustee, of this Trust Agreement.

         (j) The Delaware Trustee is an entity which has its principal place of business in the State of Delaware.

SECTION 7.2. REPRESENTATIONS AND WARRANTIES OF DEPOSITOR.

         Success Bancshares hereby represents and warrants for the benefit of the Holders that:

         (a) the Trust Securities Certificates issued at the Time of Delivery on behalf of Success Capital have been duly authorized and will have been duly and validly executed, and, subject to payment therefor, issued and delivered by the Issuer Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement, and the Holders will be, as of each such date, entitled to the benefits of this Trust Agreement; and

         (b) there are no taxes, fees or other governmental charges payable by Success Capital (or the Issuer Trustees on behalf of Success Capital) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by either the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.


                                  ARTICLE VIII

                  ISSUER TRUSTEES: THE ADMINISTRATIVE TRUSTEES

SECTION 8.1. CERTAIN DUTIES AND RESPONSIBILITIES.

         (a) The duties and responsibilities of the Issuer Trustees and the Administrative Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Issuer Trustees or the Administrative Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it or them. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Issuer Trustees or the Administrative Trustees shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release an Administrative Trustee or the Issuer Trustees from liability for his or its own negligent action, his or its own negligent failure to act, or his or its own willful misconduct. To the extent that, at law or in equity, an Issuer Trustee or Administrative Trustee has duties and liabilities relating to Success Capital or to the Holders, such Issuer Trustee or Administrative Trustee shall not be liable to Success Capital or to any Holder for such Issuer Trustee's or Administrative Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Issuer Trustees and Administrative Trustees otherwise existing at law or in equity, are agreed by Success

Bancshares and the Holders to replace his or such other duties and liabilities of the Issuer Trustees and Administrative Trustees.

         (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by his or its acceptance of a Trust Security, agrees that he or it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it or him as herein provided and that neither the Issuer Trustees nor the Administrative Trustees are personally liable to it or him for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Issuer Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

         (c) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10), and no implied covenants shall be read into this Trust Agreement against the Property Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 5.13 of the Indenture), the Property Trustee shall enforce this Trust Agreement for the benefit of the Holders and shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                          (A) the duties and obligations of the Property Trustee
                  shall be determined solely by the express provisions of this Trust Agreement (including pursuant to Section 10.10), and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10); and

                          (B) in the absence of bad faith on the part of the
                  Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement;

                  (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

                  (iv) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Junior Subordinated Debentures and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

                  (v) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with Success Bancshares; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section
         3.1 and except to the extent otherwise required by law;

                  (vi) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or Success Bancshares with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of any other Issuer Trustee, the Administrative Trustees or Success Bancshares; and

                  (vii) no provision of this Trust Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Property Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) The Administrative Trustees shall not be responsible for monitoring the compliance by the Issuer Trustees or Success Bancshares with their respective duties under this Trust Agreement, nor shall any Administrative Trustee be liable for the default or misconduct of any other Administrative Trustee, the Issuer Trustees or Success Bancshares.

SECTION 8.2. CERTAIN NOTICES.

         Within five Business Days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Holders and the Administrative Trustees, unless such Event of Default shall have been cured or waived.

         Within five Business Days after the receipt of notice of Success Bancshares's exercise of its right to defer the payment of interest on the Junior Subordinated Debentures pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Holders and the Administrative Trustees, unless such exercise shall have been revoked.

SECTION 8.3. CERTAIN RIGHTS OF PROPERTY TRUSTEE.

         Subject to the provisions of Section 8.1:

         (a) the Property Trustee may rely and shall be fully protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any direction or act of Success Bancshares contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

         (c) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any re-recording, refiling or registration thereof;

         (d) the Property Trustee may consult with counsel of its own choosing (which counsel may be counsel to Success Bancshares or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

         (e) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided that, nothing contained in this Section 8.3(e) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

         (f) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the

Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

         (g) the Property Trustee may execute any of the trusts or powers hereunder or perform any of its duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

         (h) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in acting in accordance with such instructions; and

         (i) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

         No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Issuer Trustee or Administrative Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to any Issuer Trustee or Administrative Trustee shall be construed to be a duty.

SECTION 8.4. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

         The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of Success Capital, and the Issuer Trustees and the Administrative Trustees do not assume any responsibility for their correctness. The Issuer Trustees and the Administrative Trustees shall not be accountable for the use or application by Success Bancshares of the proceeds of the Junior Subordinated Debentures.

SECTION 8.5. MAY HOLD SECURITIES.

         Except as provided in the definition of the term "Outstanding" in
Article I, the Administrative Trustees, any Issuer Trustee or any other agent of any Issuer Trustee or Success Capital, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, may otherwise deal with Success Capital with the same rights it would have if it were not an Administrative Trustee, Issuer Trustee or such other agent.

SECTION 8.6. COMPENSATION; INDEMNITY; FEES.

         Success Bancshares agrees:

         (a) to pay to the Issuer Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) to reimburse the Issuer Trustees and the Administrative Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Issuer Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence or willful misconduct; and

         (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee, (ii) each Administrative Trustee, (iii) any Affiliate of any Issuer Trustee, (iv) any officer, director, shareholder, employee, representative or agent of any Issuer Trustee, and (v) any employee or agent of Success Capital, (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person arising out of or in connection with the creation, operation or dissolution of Success Capital or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of Success Capital and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

         The provisions of this Section 8.6 shall survive the termination of this Trust Agreement.

         No Issuer Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.

         Success Bancshares, any Administrative Trustee and any Issuer Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of Success Capital, and Success Capital and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of Success Capital, shall not be deemed wrongful or improper. Neither Success Bancshares, any Administrative Trustee, nor any Issuer Trustee shall be obligated to present any particular investment or other opportunity to Success Capital even if such opportunity is of a character that, if presented to Success Capital, could be taken by Success Capital, and Success Bancshares, any Administrative Trustee or any Issuer Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Issuer Trustee may engage or be interested in any financial or other transaction with Success Bancshares or any Affiliate of Success Bancshares, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of Success Bancshares or its Affiliates.

SECTION 8.7 CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF TRUSTEES.

         (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

         (b) There shall at all times be one or more Administrative Trustees hereunder. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity. An employee, officer or Affiliate of Success Bancshares may serve as an Administrative Trustee.

         (c) There shall at all times be a Delaware Trustee. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

SECTION 8.8. CONFLICTING INTERESTS.

         (a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

         (b) The Guarantee Agreement and the Indenture shall be deemed to be specifically described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

SECTION 8.9. CO-TRUSTEES AND SEPARATE TRUSTEE.

         Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, Success Bancshares and the Administrative Trustees shall for such purpose join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

         Should any written instrument from Success Bancshares be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by Success Bancshares.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

         (a) The Trust Securities shall be executed by one or more Administrative Trustees, and the Trust Securities shall be countersigned, registered and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Property Trustees specified hereunder, shall be exercised, solely by the Property Trustee and not by such co-trustee or separate trustee.

         (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

         (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of Success Bancshares, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of Success Bancshares. Upon the written request of the Property Trustee, Success Bancshares shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

         (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

         (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

         (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

SECTION 8.10. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         No resignation or removal of any Issuer Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

         Subject to the immediately preceding paragraph, a Relevant Trustee may resign at any time by giving written notice thereof to the Holders. The Holders of the Common Securities shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements its expenses and charges to serve as the successor Trustee on a form provided by the Administrative Trustees, and selecting the Person who agrees to the lowest expenses and charges. If the instrument of acceptance by the successor Trustee required by
Section 8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of Success Capital, any court of competent jurisdiction for the appointment of a successor Trustee.

         Unless a Debenture Event of Default shall have occurred and be continuing, any of the Issuer Trustees may be removed at any time by the Holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Issuer Trustees may be removed at such time by the Holders of a Majority in Liquidation Amount of the Preferred Securities.

         If a Relevant Trustee shall be removed or become incapable of acting as Issuer Trustee, or if any vacancy shall occur in the office of any Issuer Trustee for any cause, the Holders of the Common Securities shall promptly appoint a successor Trustee or Trustees, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11. If no successor Trustee shall have been so appointed by the Holders of the Common Securities and accepted appointment in the manner required by Section 8.11, any Holder, on behalf of himself and all others similarly situated, or any other Issuer Trustee, may petition any court in the State of Delaware for the appointment of a successor Trustee.

         The Property Trustee shall give notice of each resignation and each removal of a Relevant Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 10.8 and shall give notice to Success Bancshares and to the Administrative Trustees. Each notice shall include the name of the Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

         Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Delaware Trustee who is a natural person dies or becomes, in the opinion of the Holders of the Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the Property Trustee following the procedures regarding expenses and charges set forth above (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees or Delaware Trustee, as the case may be, set forth in Section 8.7).

SECTION 8.11. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         In case of the appointment hereunder of a successor Trustee, the retiring Relevant Trustee and each such successor Trustee with respect to the Trust Securities shall execute, acknowledge and deliver an instrument wherein each successor Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Trust Securities and Success Capital, and upon the execution and delivery of such instrument the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the Relevant Trustee; but, on request of Success Capital or any successor Trustee such Relevant Trustee shall duly assign, transfer and deliver to such successor Trustee all Trust Property, all proceeds thereof and money held by such Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

         Upon request of any such successor Trustee, Success Capital shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 8.12. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

         Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 8.13. PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR OR SUCCESS CAPITAL.

         If and when the Property Trustee shall be or become a creditor of Success Bancshares (or any other obligor upon the Trust Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against Success Bancshares (or any such other obligor) as is required by the Trust Indenture Act.

SECTION 8.14. TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to Success Capital or any other obligor upon the Trust Securities or the property of Success Capital or of such other obligor, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on Success Capital for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

         Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 8.15. REPORTS BY PROPERTY TRUSTEE.

         (a) Within 60 days of January 31 of each year commencing with January 31, 1999, the Property Trustee shall transmit to all Holders in accordance with
Section 10.8, and to Success Bancshares, a brief report dated as of the immediately preceding December 31 with respect to:

                  (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect; and

                  (ii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

         (b) In addition the Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto as set forth in Section 10.10 of this Trust Agreement.

         (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with Success Bancshares.

SECTION 8.16. REPORTS TO THE PROPERTY TRUSTEE.

         Success Bancshares and the Administrative Trustees on behalf of Success Capital shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, as set forth in Section 10.10 of this Trust Agreement. Success Bancshares and the Administrative Trustees shall annually file with the Property Trustee a certificate specifying whether such Person is in compliance with all the terms and covenants applicable to such Person hereunder.

SECTION 8.17. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

         Each of Success Bancshares and the Administrative Trustees on behalf of Success Capital shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act as set forth in Section 10.10 of this Trust Agreement. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

SECTION 8.18. NUMBER OF ISSUER TRUSTEES.

         (a) The number of Issuer Trustees shall be two. The Property Trustee and the Delaware Trustee may be the same Person.

         (b) If an Issuer Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with an Issuer Trustee appointed in accordance with Section 8.10.

         (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of an Issuer Trustee shall not operate to annul Success Capital.

SECTION 8.19. DELEGATION OF POWER.

         (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a) or making any governmental filing; and

         (b) The Administrative Trustees shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of Success Capital or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement.

SECTION 8.20. APPOINTMENT OF ADMINISTRATIVE TRUSTEES.

         (a) The Administrative Trustees (other than the initial Administrative Trustees) shall be appointed by the Holders of a Majority in Liquidation Amount of the Common Securities and all Administrative Trustees (including the initial Administrative Trustees) may be removed by the

Holders of a Majority in Liquidation Amount of the Common Securities or may resign at any time. Each Administrative Trustee shall sign this Trust Agreement. If at any time there is no Administrative Trustee, the Property Trustee or any Holder who has been a Holder of Trust Securities for at least six months may petition any court of competent jurisdiction for the appointment of one or more Administrative Trustees.

         (b) Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with this Section 8.20, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Trust Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

         (c) Notwithstanding the foregoing, or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Holders of a Majority in Liquidation Amount of the Common Securities, incompetent, or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the remaining Administrative Trustees, if there were at least two of them prior to such vacancy, and by Success Bancshares, if there were not two such Administrative Trustees immediately prior to such vacancy (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees or Delaware Trustee, as the case may be, set forth in
Section 8.7).

         (d) Except as otherwise provided in this Trust Agreement, or by applicable law, any one Administrative Trustee may execute any document or otherwise take any action which the Administrative Trustees are authorized to take under this Trust Agreement.

         (e) In no event will the Holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in Success Bancshares as the Holder of the Common Securities.


                                   ARTICLE IX

                       DISSOLUTION, LIQUIDATION AND MERGER

SECTION 9.1. DISSOLUTION UPON EXPIRATION DATE.

         Unless earlier dissolved, Success Capital shall automatically dissolve on ____________, 2029 (the "Expiration Date").

SECTION 9.2. EARLY TERMINATION.

         The first to occur of any of the following events is an "Early Termination Event":

         (a) the occurrence of the appointment of a receiver or other similar official in any liquidation, insolvency or similar proceeding with respect to Success Bancshares or all or substantially all of its property, or a court or other governmental agency shall enter a decree or order and such decree or order shall remain unstayed and undischarged for a period of 60 days, unless Success Bancshares shall transfer the Common Securities as provided by Section 5.11, in which case this provision shall refer instead to any such successor Holder of the Common Securities;

         (b) the written direction to the Property Trustee from the Holder of the Common Securities at any time to dissolve Success Capital and to distribute the Junior Subordinated Debentures to Holders in exchange for the Preferred Securities (which direction, subject to Section 9.4(a), is optional and wholly within the discretion of the Holders of the Common Securities);

         (c) the redemption of all of the Preferred Securities in connection with the redemption of all the Junior Subordinated Debentures; and

         (d) the entry of an order for dissolution of Success Capital by a court of competent jurisdiction.

SECTION 9.3. DISSOLUTION.

         The respective obligations and responsibilities of the Issuer Trustees, the Administrative Trustees and Success Capital created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of Success Capital pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, (b) the payment of any expenses owed by Success Capital, (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to Success Capital or the Holders and (d) the filing by the Issuer Trustees of a certificate of cancellation with the Delaware Secretary of State.

SECTION 9.4. LIQUIDATION.

         (a) If an Early Termination Event specified in clause (a), (b) or (d) of Section 9.2 occurs or upon the Expiration Date, Success Capital shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after paying or making reasonable provision to pay all claims and obligations of Success Capital in accordance with Delaware law, to each Holder a Like Amount of Junior Subordinated Debentures, subject to Section 9.4(d). If a Like Amount of Junior Subordinated Debentures are distributed to the Holders, Success Bancshares will use its best efforts to list the Junior Subordinated Debentures on the Nasdaq National Market or such other stock exchange or automated quotation system, if any, on which the Preferred Securities are then listed or quoted. The Property Trustee, the Delaware Trustee, the Guarantee Trustee and the Indenture Trustee shall have no obligation to list the Junior Subordinated Debentures on any stock exchange or automated quotation system. Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not later than 15 nor more than 45 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

                  (i) state the Liquidation Date;

                  (ii) state that, from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Junior Subordinated Debentures; and

                  (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Junior Subordinated Debentures, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

         (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of Success Capital and distribution of the Junior Subordinated Debentures to Holders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 30 days prior to the Liquidation
Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Junior Subordinated Debentures in exchange for the Outstanding Trust Securities Certificates.

         (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) the Clearing Agency for the Preferred Securities or its nominee, as the registered holder of the Global Preferred Securities Certificate, shall receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Preferred Securities held by the Clearing Agency or its nominee, and, (iii) any Trust Securities Certificates not held by the Clearing Agency for the Preferred Securities or its nominee as specified in clause (ii) above will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Trust Securities represented thereby and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Securities Registrar for transfer or reissuance.

         (d) If, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Junior Subordinated Debentures is not practical, or if any Early Termination Event specified in clause (c) of
Section 9 occurs, the Trust Property shall be liquidated, and Success Capital shall be dissolved by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution of Success Capital, Holders will be entitled to receive out of the assets of Success Capital available for distribution to Holders, after paying or making reasonable provision to pay all claims and obligations of Success Capital in accordance with Delaware law, an amount equal to the aggregate of Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, the Liquidation Distribution can be paid only in part because Success Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by Success Capital on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holders of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities as provided in
Section 4.3.

SECTION 9.5. MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF SUCCESS CAPITAL.

         Success Capital may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except pursuant to this Section
9.5. At the request of the Holders of the Common Securities, Success Capital may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of Success Capital with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Preferred Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization if the Preferred Securities were rated by any nationally recognized statistical rating organization immediately prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of Success Capital, (vii) Success Bancshares has received an Opinion of Counsel from independent counsel experienced in such matters to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither Success Capital nor such successor entity will be required to register as an "investment company" under the Investment Company Act, and (viii) Success Bancshares or any permitted transferee to whom it has transferred the Common Securities hereunder own all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee Agreement. Notwithstanding the foregoing, Success Capital shall not, except with the consent of Holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause Success Capital or the successor entity to be taxable as a corporation for United States federal income tax purposes.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

SECTION 10.1. LIMITATION OF RIGHTS OF HOLDERS.

         Except as set forth in Section 9.2, the death or incapacity of any person having an interest, beneficial or otherwise, in Trust Securities shall not operate to dissolve this Trust Agreement, nor entitle the legal representatives or heirs of such person or any Holder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Any merger or similar agreement shall be executed by the Administrative Trustees on behalf of Success Capital.

SECTION 10.2. AMENDMENT.

         (a) This Trust Agreement may be amended from time to time by Success Bancshares, the Property Trustee and the Administrative Trustees without the consent of the Holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, provided, however, that such amendment shall not adversely affect in any material respect the interests of any Holder or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that Success Capital will not be taxable as a corporation for United States federal income tax purposes at any time that any Trust Securities are Outstanding or to ensure that Success Capital will not be required to register as an investment company under the Investment Company Act.

         (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Issuer Trustees and Success Bancshares with (i) the consent of Holders of at least a Majority in Liquidation Amount of the Preferred Securities and (ii) receipt by the Issuer Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause Success Capital to be taxable as a corporation for United States federal income tax purposes or affect Success Capital's exemption from status of an "investment company" under the Investment Company Act.

         (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution or other payment on the Trust Securities or otherwise adversely affect the amount of any Distribution or other payment required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date.

         (d) Notwithstanding any other provisions of this Trust Agreement, no Issuer Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause Success Capital to fail or cease to qualify for the exemption from status as an "investment company" under the Investment Company Act or be taxable as a corporation for United States federal income tax purposes.

         (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of Success Bancshares and the Administrative Trustees, this Trust Agreement may not be amended in a manner which imposes any additional obligation on Success Bancshares or the Administrative Trustees.

         (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees or the Property Trustee shall promptly provide to Success Bancshares a copy of such amendment.

         (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

         (h) Any amendments to this Trust Agreement shall become effective when notice of such amendment is given to the holders of the Trust Securities.

SECTION 10.3. SEPARABILITY.

         In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.4. GOVERNING LAW.

         THIS TRUST AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION THAT WOULD CALL FOR THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS TRUST AGREEMENT ANY PROVISION OF THE LAWS (STATUTORY OR COMMON) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE

ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS, OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR LIABILITIES OR AUTHORITIES AND POWERS OF THE TRUSTEES HEREUNDER AS SET FORTH OR REFERENCED IN THIS DECLARATION.
SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

SECTION 10.5. PAYMENTS DUE ON NON-BUSINESS DAY.

         If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no Distributions shall accumulate on such unpaid amount for the period after such date.

SECTION 10.6. SUCCESSORS.

         This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to Success Bancshares, Success Capital, the Administrative Trustees and any Issuer Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving Success Bancshares that is permitted under Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform Success Bancshares's obligations hereunder, Success Bancshares shall not assign its obligations hereunder.

SECTION 10.7. HEADINGS.

         The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

SECTION 10.8. REPORTS, NOTICES AND DEMANDS.

         Any report, notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or Success Bancshares may be given or served in writing by deposit thereof, first class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Preferred Securities, to such Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Holder of Common Securities or Success Bancshares, to Success Bancshares, Inc., One Marriott Drive, Lincolnshire, Illinois 60069, Attention: Saul D. Binder, Facsimile no.: (847) 634-2635 or to such other address as may be specified in a written notice by Success Bancshares to the Property Trustee. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission. Such notice, demand or other communication to or upon Success

Bancshares shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by Success Bancshares.

         Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon Success Capital, the Property Trustee, the Delaware Trustee, the Administrative Trustees, or Success Capital shall be given in writing addressed (until another address is published by Success Capital) as follows: (a) with respect to the Property Trustee to Bankers Trust Company, Four Albany Street, 4th Floor, New York, NY 10006, Attention: Corporate Trust and Agency Group Corporate Market Services; (b) with respect to the Delaware Trustee to Bankers Trust (Delaware), 1011 Centre Road, Suite 200, Wilmington, Delaware 19805, Attention: Lisa Wilkins; and (c) with respect to the Administrative Trustees, to them at the address above for notices to Success Bancshares, marked "Attention: Office of the Secretary". Such notice, demand or other communication to or upon Success Capital or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by Success Capital, the Property Trustee, or such Administrative Trustee.

SECTION 10.9. AGREEMENT NOT TO PETITION.

         Each of the Issuer Trustees, the Administrative Trustees and Success Bancshares agree for the benefit of the Holders that, until at least one year and one day after Success Capital has been dissolved in accordance with Article IX, they shall not file, or join in the filing of, a petition against Success Capital under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against Success Capital under any Bankruptcy Law. In the event Success Bancshares takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Holders, that at the expense of Success Bancshares, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by Success Bancshares against Success Capital or the commencement of such action and raise the defense that Success Bancshares has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for Success Bancshares or Success Capital may assert. If any Issuer Trustee or Administrative Trustee takes action in violation of this Section 10.9, Success Bancshares agrees, for the benefit of the Holders, that at the expense of Success Bancshares, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by such Person against Success Bancshares or the commencement of such action and raise the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for Success Bancshares or Success Capital may assert. The provisions of this Section 10.9 shall survive the termination of this Trust Agreement.

SECTION 10.10. TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT.

         (a) Trust Indenture Act; Application. (i) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be a part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions; (ii) if and to the extent that any provision of this Trust Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control; (iii) for purposes of this Trust Agreement, the Property Trustee, to the extent permitted by applicable law and/or the rules and regulations of the Commission, shall be the only Issuer Trustee which is a trustee for the purposes of the Trust Indenture Act; and (iv) the application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Preferred Securities and the Common Securities as equity securities representing undivided beneficial interests in the assets of Success Capital.

         (b) Lists of Holders of Preferred Securities. (i) Each of Success Bancshares and the Administrative Trustees on behalf of the Trust shall provide the Property Trustee with such information as is required under Section 312(a) of the Trust Indenture Act at the times and in the manner provided in Section 312(a) and (ii) the Property Trustee shall comply with its obligations under Sections 310(b), 311 and 312(b) of the Trust Indenture Act.

         (c) Reports by the Property Trustee. Within 60 days after May 15 of each year, the Property Trustee shall provide to the Holders of the Trust Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form, in the manner and at the times provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         (d) Periodic Reports to Property Trustee. Each of Success Bancshares and the Administrative Trustees on behalf of Success Capital shall provide to the Property Trustee, the Commission and the Holders of the Trust Securities, as applicable, such documents, reports and information as required by Section 314(a)(1) -(3) (if any) of the Trust Indenture Act and the compliance certificates required by Section 314(a)(4) and (c) of the Trust Indenture Act (provided that any certificate to be provided pursuant to Section 314(a)(4) of the Trust Indenture Act shall be provided within 120 days of the end of each fiscal year of Success Capital).

         (e) Evidence of Compliance with Conditions Precedent. Each of Success Bancshares and the Administrative Trustees on behalf of Success Capital shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement which relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given pursuant to Section 314(c) shall comply with Section 314(e) of the Trust Indenture Act.

         (f) Disclosure of Information. The disclosure of information as to the names and addresses of the Holders of Trust Securities in accordance with
Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Property Trustee be held accountable by reason of mailing any material pursuant to a request made under
Section 312(b) of the Trust Indenture Act.

SECTION 10.11. COUNTERPARTS.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 10.12. ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AND INDENTURE.

         THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT, THE GUARANTEE AGREEMENT AND THE INDENTURE, AND THE AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AGREEMENT AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF SUCCESS CAPITAL, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN SUCCESS CAPITAL AND SUCH HOLDER AND SUCH OTHERS.


                            (Signature page attached)

         IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement as of the date first above written.

                                                  SUCCESS BANCSHARES, INC.,
                                                  AS DEPOSITOR


                                                  By:
------------------------------------------------     ---------------------------
Saul D. Binder, not individually, but solely as   Name:
Administrative Trustee                                 -------------------------
                                                  Title:
                                                        ------------------------


                                                  BANKERS TRUST COMPANY,
                                                  (DELAWARE),  NOT
                                                  INDIVIDUALLY, BUT SOLELY AS
                                                  PROPERTY TRUSTEE



-----------------------------------------------   By:
Marlene Sachs, not individually, but solely as       ---------------------------
Administrative Trustee                            Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                                   BANKERS TRUST (DELAWARE), NOT
                                                   INDIVIDUALLY, BUT SOLELY AS
                                                   DELAWARE TRUSTEE



-----------------------------------------------   By:
Ronald W. Tragasz, not individually, but solely      ---------------------------
as Administrative Trustee                         Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                    EXHIBIT A


                             CERTIFICATE OF TRUST
                                      OF
                           SUCCESS CAPITAL TRUST I


     THIS CERTIFICATE OF TRUST of Success Capital Trust I (the "Trust"), dated April 21, 1998, is being duly executed and filed by Bankers Trust Company and Bankers Trust (Delaware), and Saul D. Binder, Marlene Sachs and Ronald W. Tragasz, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

     1. Name. The name of the business trust formed hereby is "Success Capital Trust I".

     2. Delaware Trustee. The name and address of the trustee of the Trust in the State of Delaware are:

                         Bankers Trust (Delaware)
                         1011 Centre Road, Suite 200
                         Wilmington, Delaware 19805


     3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

     4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first written above.

                                       BANKERS TRUST COMPANY,
                                       as Property Trustee



                                       By: /s/ Susan Johnson
                                          --------------------------------
                                          Name:        SUSAN JOHNSON
                                          Title:  ASSISTANT VICE PRESIDENT



                                       BANKERS TRUST (DELAWARE),
                                       as Delaware Trustee



                                       By: /s/ M. Lisa Wilkins
                                          --------------------------------
                                          Name:     M. LISA WILKINS
                                          Title:  ASSISTANT SECRETARY





                                       -----------------------------------
                                       Saul D. Binder, as Trustee




                                       -----------------------------------
                                       Marlene Sachs, as Trustee




                                       -----------------------------------
                                       Ronald W. Tragasz, as Trustee

                                    EXHIBIT B


                   [FORM OF CERTIFICATE DEPOSITARY AGREEMENT]

                                    EXHIBIT C

THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO SUCCESS BANCSHARES OR AN AFFILIATE OF SUCCESS BANCSHARES IN COMPLIANCE WITH APPLICABLE LAW AND SECTION
5.11 OF THE TRUST AGREEMENT

Certificate Number                                   Number of Common Securities

C-__

                    Certificate Evidencing Common Securities

                                       of

                             Success Capital Trust I

                             ____% Common Securities
                  (liquidation amount $10 per Common Security)

         Success Capital Trust I, a statutory business trust formed under the laws of the State of Delaware ("Success Capital"), hereby certifies that Success Bancshares, Inc. (the "Holder") is the registered owner of _________ (_____) common securities of Success Capital representing undivided beneficial interests in the assets of Success Capital and has designated the ____% Common Securities (liquidation amount $10 per Common Security) (the "Common Securities"). Except in accordance with Section 5.11 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of Success Capital, dated as of __________________, 1998, as the same may be amended from time to time (the "Trust Agreement") among Success Bancshares, Inc. as Depositor, Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, the Administrative Trustees named therein, and the Holders of Trust Securities, including the designation of the terms of the Common Securities as set forth therein. Success Capital will furnish a copy of the Trust Agreement to the Holder without charge upon written request to Success Capital at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         Terms used but not defined herein have the meanings set forth in the Trust Agreement.

         IN WITNESS WHEREOF, one of the Administrative Trustees of Success Capital has executed this certificate this ___ day of ______________, ____.


                                         SUCCESS CAPITAL TRUST I



                                         By:
                                             -----------------------------------
                                         Name:
                                              ----------------------------------
                                              Administrative Trustee




AUTHENTICATED:

BANKERS TRUST COMPANY,
AS SECURITIES REGISTRAR



By:
    ------------------------------------------------------
Name:
     -----------------------------------------------------
     Signatory Officer

                                    EXHIBIT D


         [IF THE PREFERRED SECURITIES CERTIFICATE IS TO BE A GLOBAL PREFERRED SECURITIES CERTIFICATE, INSERT -- This Preferred Securities Certificate is a Global Preferred Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Preferred Security Certificate is exchangeable for Preferred Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Trust Agreement.

         Unless this Preferred Security Certificate is presented by an authorized representative of Depository Trust Company, a New York Corporation ("DTC"), to Success Capital Trust I or its agent for registration of transfer, exchange or payment, and any Preferred Security Certificate issued is registered in the name of such nominee as is requested by an authorized representative of DTC (and any payment is made to such entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, has an interest herein.]

         NO EMPLOYEE BENEFIT OR OTHER PLAN OR INDIVIDUAL RETIREMENT ACCOUNT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THIS PREFERRED SECURITIES CERTIFICATE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASE OR HOLDING IS COVERED BY THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING AND, IN THE CASE OF ANY PURCHASER OR HOLDER RELYING ON ANY EXEMPTION OTHER THAN PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14, HAS COMPLIED WITH ANY REQUEST BY SUCCESS BANCSHARES OR SUCCESS CAPITAL FOR AN OPINION OF COUNSEL OR OTHER EVIDENCE WITH RESPECT TO THE APPLICABILITY OF SUCH EXEMPTION. ANY PURCHASER OR HOLDER OF THIS PREFERRED SECURITIES CERTIFICATE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT EITHER (A) THE PURCHASER AND HOLDER ARE NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN, OR (B) THE PURCHASE AND HOLDING OF THE PREFERRED SECURITIES IS COVERED BY THE EXEMPTIVE RELIEF PROVIDED BY PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION.

CERTIFICATE NUMBER                                NUMBER OF PREFERRED SECURITIES

                           P-__

                       CUSIP NO. ________________________

                   CERTIFICATE EVIDENCING PREFERRED SECURITIES
                                       OF
                             SUCCESS CAPITAL TRUST I

                           ____% PREFERRED SECURITIES
                 (LIQUIDATION AMOUNT $10 PER PREFERRED SECURITY)

         Success Capital Trust I, a statutory business trust formed under the laws of the State of Delaware ("Success Capital"), hereby certifies that _______________ (the "Holder") is the registered owner of ( ) preferred securities of Success Capital representing a preferred undivided beneficial interest in the assets of Success Capital and has designated the Success Capital Trust I ____ % Preferred Securities (liquidation amount $10 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of Success Capital, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of Success Capital, dated as of __________________, 1998, as the same may be amended from time to time (the "Trust Agreement"), among Success Bancshares, Inc. as Depositor, Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and the Holders of Trust Securities, including the designation of the terms of the Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Success Bancshares, Inc., an Illinois corporation, and Bankers Trust Company, as guarantee trustee, dated as of __________________, 1998 (the "Guarantee Agreement"), to the extent provided therein. Success Capital will furnish a copy of Success Capital Agreement and the Guarantee Agreement to the Holder without charge upon written request to Success Capital at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, one of the Administrative Trustees of Success Capital has executed this certificate this _______ day of ____________, 19__.


                                             SUCCESS CAPITAL TRUST I



                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                                  Administrative Trustee


AUTHENTICATED:

BANKERS TRUST COMPANY,
AS SECURITIES REGISTRAR


By:
   ------------------------------------------------------
Name:
     ----------------------------------------------------
     Authorized Signatory



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






                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:






--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Insert address and zip code of assignee)

irrevocably appoints
                    ------------------------------------------------------------

--------------------------------------------------------------------------------


agent to transfer this Preferred Security Certificate on the books of Success Capital. The agent may substitute another to act for him or her.

Date:
     -----------------------------------------------------------

Signature:
          ------------------------------------------------------
          (Sign exactly as your name appears on the other side of this Preferred Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.






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